Exhibit 99

News Release

	Contact:	Tim Paynter (Media)
703-280-2720 (office)
timothy.paynter@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports First Quarter 2020 Financial Results

•	Sales Increase 5 Percent to $8.6 Billion

•	Higher Sales in All Four Sectors

•	EPS Increases 2 Percent to $5.15

•	Net Awards Total $7.9 Billion

•	2020 Sales and MTM-adjusted EPS[1] Guidance Updated for Expected COVID-19 Related Impacts; Free Cash Flow[1] Guidance Unchanged

FALLS CHURCH, Va. – Apr. 29, 2020 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2020 sales increased 5 percent to $8.6 billion from $8.2 billion in the first quarter of 2019. First quarter 2020 net earnings increased 1 percent to $868 million, or $5.15 per diluted share from $863 million, or $5.06 per diluted share, in the first quarter of 2019. First quarter 2020 net earnings were reduced by $56 million, or $0.33 per diluted share, for negative returns on marketable securities related to our non-qualified benefit plans and other non-operating assets.
“Our results this quarter reflect the strength of our business, our portfolio’s alignment to the highest priority global security threats, and the dedication of our team to deliver for our customers and our shareholders in a challenging environment," said Kathy Warden, chairman, chief executive officer and president. "As we respond to the global pandemic, our first priority is protecting our employees’ health, safety and well-being while continuing to deliver our mission essential products and services for our customers. We are also focused on supporting our supply chain and the communities where we work. We are updating our guidance to reflect COVID-19 related impacts as we understand them today. As we monitor and respond to the evolving challenges related to the pandemic, we continue to deliver against strong customer demand and invest for the future.”

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended March 31
$ in millions, except per share amounts	2020	2019	Change
Sales
Aeronautics Systems	$2,843	$2,818	1%
Defense Systems	1,881	1,768	6%
Mission Systems	2,347	2,210	6%
Space Systems	1,948	1,801	8%
Intersegment eliminations	(399)	(408)
Total sales	8,620	8,189	5%
Operating Income
Aeronautics Systems	259	308	(16%)
Defense Systems	196	202	(3%)
Mission Systems	348	319	9%
Space Systems	199	188	6%
Intersegment eliminations	(49)	(50)
Segment operating income[1]	953	967	(1%)
Segment operating margin rate[1]	11.1%	11.8%	(70) bps
Net FAS (service)/CAS pension adjustment	105	108	(3%)
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(82)	(96)	(15%)
Other unallocated corporate expense	(42)	(43)	(2%)
Unallocated corporate expense	(124)	(139)	(11%)
Total operating income	$934	$936	—
Operating margin rate	10.8%	11.4%	(60) bps
Interest expense	(125)	(138)	(9%)
FAS (non-service) pension benefit	302	200	51%
Other, net	(58)	36	NM
Earnings before income taxes	1,053	1,034	2%
Federal and foreign income tax expense	185	171	8%
Effective income tax rate	17.6%	16.5%	110 bps
Net earnings	$868	$863	1%
Diluted earnings per share	5.15	5.06	2%
Weighted-average diluted shares outstanding, in millions	168.4	170.7	(1%)

Net cash used in operating activities	$(993)	$(913)	(9%)
Less: capital expenditures	(272)	(284)	(4%)
Free cash flow[1]	$(1,265)	$(1,197)	(6%)

1	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	3

Sales
First quarter 2020 sales increased $431 million, or 5 percent, due to higher sales at all four sectors.
Operating Income and Margin Rate
First quarter 2020 operating income was comparable to the prior year period. First quarter 2020 operating margin rate declined to 10.8 percent reflecting a lower segment operating margin rate, partially offset by a decrease in unallocated corporate expense.
Segment Operating Income and Margin Rate
First quarter 2020 segment operating income decreased $14 million, or 1 percent, and reflects lower segment operating income at Aeronautics Systems, partially offset by higher segment operating income at Mission Systems and Space Systems. Segment operating margin rate decreased to 11.1 percent, primarily due to lower segment operating margins at Aeronautics Systems and Defense Systems.
Federal and Foreign Income Taxes
The first quarter 2020 effective tax rate increased to 17.6 percent from 16.5 percent in the first quarter of 2019 primarily due to nondeductible losses on marketable securities and an increase in reserves for uncertain tax positions. These were partially offset by an increase in research credits.
Net Earnings and Diluted Earnings Per Share
First quarter 2020 net earnings were comparable to the prior year period and include a $102 million increase in our FAS (non-service) pension benefit, partially offset by a $94 million decrease in Other, net as a result of lower returns on marketable securities related to our non-qualified benefit plans. First quarter 2020 diluted earnings per share increased 2 percent, reflecting a 1 percent increase in net earnings and a 1 percent reduction in weighted-average diluted shares outstanding.
Operating Cash Flows
First quarter 2020 cash used in operating activities increased $80 million, principally due to the timing of trade working capital. The net use of cash during the first quarter is consistent with the company’s historical timing of operating cash flows, which are generally more heavily weighted toward the second half of the year.
Awards and Backlog
First quarter 2020 net awards totaled $7.9 billion and backlog totaled $64.2 billion. Significant first quarter new awards include restricted competitive prime space contracts totaling multiple billions of dollars in the aggregate; $339 million for the Scalable Agile Beam Radar (SABR) program, $281 million for the Triton program, $165 million for the Advanced Anti-Radiation Guided Missile (AARGM) program and $160 million for the Ground-based Midcourse Defense (GMD) program.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	4

Segment Operating Results
Segment operating results for the three months ended March 31, 2019 have been recast to reflect changes in the company’s organizational structure and reportable segments effective January 1, 2020. Additional recast information for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019 are presented in Schedule 6 of this earnings release and in the company’s Form 8-K to be filed with the SEC immediately after the filing of the Form 10-Q for the quarter ended March 31, 2020.

AERONAUTICS SYSTEMS	Three Months Ended March 31%
$ in millions	2020	2019	Change
Sales	$2,843	$2,818	1%
Operating income	259	308	(16)%
Operating margin rate	9.1%	10.9%
Sales
First quarter 2020 sales increased $25 million, or 1 percent, due to higher sales in both Autonomous Systems and Manned Aircraft. Higher volume on restricted programs and Global Hawk were partially offset by lower volume on the B-2 Defensive Management System Modernization program and NATO AGS, which are both nearing completion.
Operating Income
First quarter 2020 operating income decreased $49 million, or 16 percent, principally due to a lower operating margin rate. Operating margin rate decreased to 9.1 percent from 10.9 percent, due to lower net EAC adjustments at Autonomous Systems as well as the timing of F-35 risk retirements and contract mix at Manned Aircraft.

DEFENSE SYSTEMS	Three Months Ended March 31%
$ in millions	2020	2019	Change
Sales	$1,881	$1,768	6%
Operating income	196	202	(3)%
Operating margin rate	10.4%	11.4%
Sales
First quarter 2020 sales increased $113 million, or 6 percent, due to higher sales in both Battle Management & Missile Systems and Mission Readiness. Battle Management & Missile Systems sales increased primarily due to higher volume on the Guided Multiple Launch Rocket System (GMLRS), Advanced Anti-Radiation Guided Missile (AARGM) program and other missile products. Mission Readiness sales increased principally due to higher volume on an international training program and the Special Electronic Mission Aircraft program.
Operating Income
First quarter 2020 operating income decreased $6 million, or 3 percent, primarily due to a lower operating margin rate, partially offset by higher sales. Operating margin rate decreased to 10.4 percent from 11.4 percent primarily due to favorable adjustments on certain small caliber ammunition programs in the first quarter of 2019.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	5

MISSION SYSTEMS	Three Months Ended March 31%
$ in millions	2020	2019	Change
Sales	$2,347	$2,210	6%
Operating income	348	319	9%
Operating margin rate	14.8%	14.4%
Sales
First quarter 2020 sales increased $137 million, or 6 percent, primarily due to higher volume on Airborne Sensors & Networks and Maritime/Land Systems & Sensors programs. Airborne Sensors & Networks sales increased principally due to higher airborne radar volume, including on the F-35 and SABR programs. Maritime/Land Systems & Sensors sales increased primarily due to higher volume on marine systems and restricted programs.
Operating Income
First quarter 2020 operating income increased $29 million, or 9 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 14.8 percent from 14.4 percent, primarily due to improved performance on Airborne Sensors & Networks programs, partially offset by changes in contract mix at Maritime/Land Systems & Sensors and the timing of risk retirements at Navigation, Targeting & Survivability.

SPACE SYSTEMS	Three Months Ended March 31%
$ in millions	2020	2019	Change
Sales	$1,948	$1,801	8%
Operating income	199	188	6%
Operating margin rate	10.2%	10.4%
Sales
First quarter 2020 sales increased $147 million, or 8 percent, primarily due to higher sales in Space, partially offset by lower sales in Launch & Strategic Missiles. Space sales were driven by higher volume on restricted programs, Next Generation Overhead Persistent Infrared Radar (Next Gen OPIR) and the Arctic Satellite Broadband Mission (ASBM) program. Launch & Strategic Missiles sales reflect lower volume on the Ground-based Midcourse Defense (GMD) program and Space Launch System (SLS) Booster, partially offset by higher volume on hypersonic programs and the Ground Based Strategic Deterrent (GBSD) Technology Maturation Risk Reduction (TMRR) program.
Operating Income
First quarter 2020 operating income increased $11 million, or 6 percent, primarily due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 10.2 percent from 10.4 percent principally due to the timing of favorable negotiations on certain commercial contracts recognized in the first quarter of 2019.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	6

2020 Guidance
2020 financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2020 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company is updating its 2020 financial guidance in light of both the impacts we have experienced to date from the global COVID-19 pandemic (as discussed in the company’s Form 10-Q), and what we currently anticipate, based on what we understand today, to be the impacts on the company for the remainder of the year. The company’s updated financial guidance assumes generally that the most significant adverse impacts from the pandemic on the company’s business, financial position, results of operations or cash flows will occur in the second quarter of 2020. However, we cannot predict how the pandemic will evolve or what impact it will continue to have, and there can be no assurance that the company’s underlying assumptions are correct. As discussed more fully in our Form 10-Q and among other factors, disruptions to the company’s operations (or those of its customers or supply chain), additional costs, disruptions in the market, and impacts on programs or payments relating to the global COVID-19 pandemic, today and as it may evolve, can be expected to affect the company’s ability to achieve guidance or meet expectations.
In addition, the government budget, appropriations and procurement processes can impact our customers, programs and financial results. These processes, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, can impact the company's ability to achieve guidance or meet expectations.

2020 Guidance*
($ in millions, except per share amounts)	As of 1/30/2020			As of 4/29/2020
Sales	35,300	—	35,800	35,000	—	35,400
Segment operating margin %[1]	11.3	—	11.5	11.3	—	11.5
Total net FAS/CAS pension adjustment[2]	~1,600			~1,600
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~315			~315
Other items	~250			~250
Operating margin %	10.8	—	11.0	10.8	—	11.0
Interest expense	~500			~590
Effective tax rate %	~16.5%			~16.5%
Weighted average diluted shares outstanding	~168			~168
MTM-adjusted EPS[1]	22.75	—	23.15	21.80	—	22.20
Capital expenditures	~1,350			~1,350
Free cash flow[1]	3,150	—	3,450	3,150	—	3,450

*	2020 guidance contemplates Northrop Grumman is selected for the next phase of the Ground Based Strategic Deterrent program in accordance with the U.S. Air Force's current acquisition strategy.
1	Non-GAAP measure - see definitions at the end of this earnings release.
2
Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $800 million of expected CAS pension cost and $800 million of expected FAS pension benefit. $410 million of FAS (service-related) pension cost is reflected in operating income and $1,210 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	7

Sector Guidance*
	As of 1/30/2020	As of 4/29/2020
Aeronautics Systems
Sales $B	Mid to High 11	Low 11
OM Rate	Low to Mid 10%	~10%
Defense Systems
Sales $B	Mid 7	Mid 7
OM Rate	Mid 10%	Mid 10%
Mission Systems
Sales $B	High 9	High 9
OM Rate	Low 14%	Low to Mid 14%
Space Systems
Sales $B	Low 8	Low 8
OM Rate	Low to Mid 10%	Low to Mid 10%

*	2020 guidance contemplates Northrop Grumman is selected for the next phase of the Ground Based Strategic Deterrent program in accordance with the U.S. Air Force's current acquisition strategy.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 8:00 a.m. Eastern Time on Apr. 29, 2020. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman solves the toughest problems in space, aeronautics, defense and cyberspace to meet the ever evolving needs of our customers worldwide. Our 90,000 employees define possible every day using science, technology and engineering to create and deliver advanced systems, products and services.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2019, the section entitled “Risk Factors” in the Form 10-Q for the quarter ended March, 31 2020 and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global COVID-19 pandemic, which has caused and will continue to cause significant challenges, instability and uncertainty. They include:

•
the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for worker absenteeism, facility closures, work slowdowns or stoppages, supply chain disruptions, program delays, our ability to recover costs under contracts, changing government funding and acquisition priorities and processes, changing government payment rules and practices, and potential impacts on access to capital, the markets and the fair value of our assets;

•	our dependence on the U.S. government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs, and U.S. government funding and program support more broadly

•	investigations, claims, disputes, enforcement actions, litigation and/or other legal proceedings

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, suppliers, laws and regulations

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	9

•	the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components

•
changes in procurement and other laws, regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

•	the ability to maintain a qualified workforce with the required security clearances and requisite skills

•
our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural disasters

•	health epidemics, pandemics and similar outbreaks, including the global COVID-19 pandemic

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•
products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations

•	our ability appropriately to exploit and/or protect intellectual property rights

•	our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	10

This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	11

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2020	2019
Sales
Product	$6,176	$5,728
Service	2,444	2,461
Total sales	8,620	8,189
Operating costs and expenses
Product	4,952	4,517
Service	1,946	1,976
General and administrative expenses	788	760
Operating income	934	936
Other (expense) income
Interest expense	(125)	(138)
FAS (non-service) pension benefit	302	200
Other, net	(58)	36
Earnings before income taxes	1,053	1,034
Federal and foreign income tax expense	185	171
Net earnings	$868	$863

Basic earnings per share	$5.18	$5.08
Weighted-average common shares outstanding, in millions	167.7	170.0
Diluted earnings per share	$5.15	$5.06
Weighted-average diluted shares outstanding, in millions	168.4	170.7

Net earnings (from above)	$868	$863
Other comprehensive loss
Change in unamortized prior service credit, net of tax	(10)	(11)
Change in cumulative translation adjustment and other, net	(9)	4
Other comprehensive loss, net of tax	(19)	(7)
Comprehensive income	$849	$856

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	12

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$3,278	$2,245
Accounts receivable, net	2,136	1,326
Unbilled receivables, net	5,918	5,334
Inventoried costs, net	785	783
Prepaid expenses and other current assets	1,011	997
Total current assets	13,128	10,685
Property, plant and equipment, net of accumulated depreciation of $5,952 for 2020 and $5,850 for 2019	6,956	6,912
Operating lease right-of-use assets	1,469	1,511
Goodwill	18,698	18,708
Intangible assets, net	974	1,040
Deferred tax assets	355	508
Other non-current assets	1,623	1,725
Total assets	$43,203	$41,089

Liabilities
Trade accounts payable	$2,071	$2,226
Accrued employee compensation	1,472	1,865
Advance payments and billings in excess of costs incurred	2,027	2,237
Other current liabilities	4,607	3,106
Total current liabilities	10,177	9,434
Long-term debt, net of current portion of $1,790 for 2020 and $1,109 for 2019	14,299	12,770
Pension and other postretirement benefit plan liabilities	6,779	6,979
Operating lease liabilities	1,280	1,308
Other non-current liabilities	1,606	1,779
Total liabilities	34,141	32,270

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2020—167,099,297 and 2019—167,848,424	167	168
Paid-in capital	—	—
Retained earnings	9,011	8,748
Accumulated other comprehensive loss	(116)	(97)
Total shareholders’ equity	9,062	8,819
Total liabilities and shareholders’ equity	$43,203	$41,089

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	13

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2020	2019
Operating activities
Net earnings	$868	$863
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	297	302
Stock-based compensation	18	26
Deferred income taxes	156	33
Changes in assets and liabilities:
Accounts receivable, net	(810)	(718)
Unbilled receivables, net	(584)	(759)
Inventoried costs, net	(2)	(124)
Prepaid expenses and other assets	56	(23)
Accounts payable and other liabilities	(833)	(480)
Income taxes payable, net	10	140
Retiree benefits	(237)	(142)
Other, net	68	(31)
Net cash used in operating activities	(993)	(913)

Investing activities
Capital expenditures	(272)	(284)
Other, net	2	4
Net cash used in investing activities	(270)	(280)

Financing activities
Net proceeds from issuance of long-term debt	2,239	—
Payments to credit facilities	(7)	(20)
Net borrowings on commercial paper	744	814
Common stock repurchases	(344)	(60)
Cash dividends paid	(227)	(211)
Payments of employee taxes withheld from share-based awards	(63)	(61)
Other, net	(46)	—
Net cash provided by financing activities	2,296	462
Increase (decrease) in cash and cash equivalents	1,033	(731)
Cash and cash equivalents, beginning of year	2,245	1,579
Cash and cash equivalents, end of period	$3,278	$848

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	14

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	March 31, 2020			December 31, 2019	% Change in 2020
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$11,642	$13,544	$25,186	$26,021	(3%)
Defense Systems	6,462	1,719	8,181	8,481	(4%)
Mission Systems	9,336	4,840	14,176	14,226	—
Space Systems	5,082	11,542	16,624	16,112	3%
Total backlog	$32,522	$31,645	$64,167	$64,840	(1%)

[1]	Funded backlog represents firm orders for which funding is authorized and appropriated.
[2]	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	15

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2020	2019
Per share impact of total net FAS/CAS pension adjustment
Net FAS (service)/CAS pension adjustment	$105	$108
FAS (non-service) pension benefit	302	200
Total net FAS/CAS pension adjustment	407	308
Tax effect[1]	(85)	(65)
After-tax impact	$322	$243
Weighted-average diluted shares outstanding, in millions	168.4	170.7
Per share impact	$1.91	$1.42

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(82)	$(96)
Tax effect[1]	17	20
After-tax impact	$(65)	$(76)
Weighted-average diluted shares outstanding, in millions	168.4	170.7
Per share impact	$(0.39)	$(0.45)

[1]	Based on a 21% statutory tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman First Quarter 2020 Financial Results	16

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
REALIGNED SEGMENTS
SUMMARY OPERATING RESULTS
(Unaudited)

	SALES							SEGMENT OPERATING INCOME[1]
	2017	2018	2019	2019				2017	2018	2019	2019
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
($ in millions)	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31
AS REPORTED[2]
Aerospace Systems	$12,131	$13,096	$13,862	$3,496	$3,390	$3,458	$3,518	$1,289	$1,411	$1,434	$382	$361	$324	$367
Innovation Systems	—	3,276	6,119	1,438	1,498	1,584	1,599	—	343	671	167	169	164	171
Mission Systems	11,470	11,709	12,263	2,886	3,128	3,029	3,220	1,442	1,520	1,639	383	408	398	450
Technology Services	4,687	4,297	4,110	977	1,044	1,067	1,022	449	443	457	102	113	136	106
Intersegment eliminations	(2,284)	(2,283)	(2,513)	(608)	(604)	(663)	(638)	(277)	(270)	(292)	(67)	(73)	(82)	(70)
Total	$26,004	$30,095	$33,841	$8,189	$8,456	$8,475	$8,721	$2,903	$3,447	$3,909	$967	$978	$940	$1,024

REALIGNED[3]
Aeronautics Systems	$9,040	$10,293	$11,116	$2,818	$2,721	$2,770	$2,807	$848	$1,107	$1,170	$308	$295	$265	$302
Defense Systems	5,479	6,612	7,495	1,768	1,916	1,931	1,880	534	690	781	202	209	199	171
Mission Systems	8,460	8,949	9,410	2,210	2,404	2,310	2,486	1,157	1,215	1,382	319	332	346	385
Space Systems	4,719	5,845	7,425	1,801	1,788	1,885	1,951	578	635	781	188	191	187	215
Intersegment eliminations	(1,694)	(1,604)	(1,605)	(408)	(373)	(421)	(403)	(214)	(200)	(205)	(50)	(49)	(57)	(49)
Total	$26,004	$30,095	$33,841	$8,189	$8,456	$8,475	$8,721	$2,903	$3,447	$3,909	$967	$978	$940	$1,024

1	Non-GAAP metric - see definitions at the end of this earnings release.
2
“As reported” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019 reflects our former organizational structure and reportable segments and were previously disclosed in the company’s filings with the SEC.

3
“Realigned” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019 were recast to reflect the changes in the company’s organizational structure and reportable segments effective January 1, 2020 as described in the company’s Form 8-K to be filed with the SEC immediately after the filing of the Form 10-Q for the quarter ended March 31, 2020. The four current sectors are Aeronautics Systems, Defense Systems, Mission Systems, and Space Systems.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2020 Financial Results	17

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted diluted EPS: Diluted earnings per share excluding the per share impact of MTM (expense) benefit and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect total earnings from our four segments, including allocated pension expense we have recognized under CAS, and excluding unallocated corporate items and FAS pension expense. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com